Filed pursuant to Rules 424(b)(3) and 424(c)

File Number: 333-234388

Prospectus Supplement No. 1 to

Prospectus dated November 12, 2019

95,903,811 Shares of Common Stock

This prospectus supplement (this “Prospectus Supplement”) supplements our prospectus (the “Prospectus”) filed with the U.S. Securities and Exchange Commission on November 12, 2019 pursuant to a Form S-1 registration statement filed with the Commission on October 31, 2019 and made effective on November 8, 2019.

We are filing this Prospectus Supplement for the sole purpose of correcting the spelling of the name of one of the selling stockholders who was named in the “Selling Stockholders” section of the Prospectus. The corrected name of the selling stockholder and the information relating to that selling stockholder is disclosed below. See also the “Selling Stockholders” section of the Prospectus.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Number of Shares Offered Hereby(1)	Shares of Common Stock Owned After the Offering
			Number	Percent (1)

David A. Foley	721,154	721,154 *	-	-

*	Includes 240,385 shares issuable upon exercise of August 2019 Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 26, 2019